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                                                                    Exhibit 23.1


                                     ARTHUR
                                    ANDERSEN


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 17, 1999, except for Note 15, as to which the date is May 14, 1999, included in or made a part of Amendment No. 6 to the Private Business, Inc. registration statement (File No. 333-75013), and to all references made to our Firm.


                                       /s/ Arthur Andersen LLP

Nashville, Tennessee
May 25, 1999